Exhibit 10.59


[LOGO]






                             Dated ___________ 2001


                                (1) UBSN LIMITED


                                   as Borrower


                           (2) SHEPHERD NEAME LIMITED


                                    as Lender


                              --------------------

                                 (pound)600,000

                                 LOAN AGREEMENT

                              --------------------



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                                    CONTENTS

Clause

1.     Definitions and Interpretation                              1
2.      The Facility                                               4
3.      Conditions Precedent                                       4
4.      Utilisation of the Facility                                5
5.      Interest and Interest Periods                              6
6.      Repayment                                                  6
7.      Prepayment                                                 6
8.      Representations and Warranties                             6
9.      Covenants                                                  7
10.     Non Payment                                                8
11.     Default                                                    8
12.     Default Interest                                           10
13.     Currency of Account                                        11
14.     Payments                                                   11
15.     Enforcement Costs and Expenses                             12
16.     Evidence of Debt                                           12
17.     Assignments                                                12
18.     Waivers and Remedies                                       13
19.     Notices and Service of Proceedings                         13
20.     Law and Jurisdiction                                       14

Schedule

Drawdown Notice                                                    16





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THIS AGREEMENT is made on                              2001

BETWEEN:-

(1) UBSN LIMITED a company incorporated in England and Wales with registered number 2367133 whose registered office is at 75 Westow Hill, Crystal Palace, London SE19 1TX (the "Borrower"); and

(2) SHEPHERD NEAME LIMITED a company incorporated in England and Wales with registered number 138256 whose registered office is at 17 Court Street, Faversham, Kent ME13 7AX (the "Lender").

IT IS HEREBY AGREED as follows:-

1.      DEFINITIONS AND INTERPRETATION

1.1     Definitions

        Save as otherwise provided in this Agreement, the following words and phrases have the meanings set out below:-

        Advance : the advance made or to be made by the Lender to the Borrower under this Agreement.3333

        Brewing Agreement : the contract to brew and supply Kingfisher products to the Borrower dated 9 October 1998 between United Breweries International (UK) Limited (1), the Lender (2) and the Borrower (3), as amended, supplemented, varied or replaced from time to time.

        Default Sum : has the meaning given to it in Clause 10.

        Default : an Event of Default or any condition, act or event which (with the giving of notice, lapse of time, making of any determination, fulfilment of any condition or any combination of any of the foregoing) may become an Event of Default.

        Drawdown Notice : a notice substantially in the form set out in Schedule 1.

        Event of Default : any of those events specified in Clause 11.1.

        Facility : the loan facility granted to the Borrower in this Agreement.

        First Repayment Date : 30 June 2003.

        Final Drawdown Date: 30 June 2002.

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        Interest  Period : any of those  periods  referred  to in Clause 5.1 (by reference to which interest is calculated on an Advance).

        Loan : the aggregate principal amount for the time being outstanding hereunder.

        Parent  :  United  Breweries   International  (UK)  Limited,  a  company
        registered in England with registered number 1688201 whose registered office is at 75 Westow Hill, Crystal Palace, London SE19 1TX.

        Repayment Date : the First Repayment Date and thereafter 30 June in each subsequent year up to and including the Termination Date.

        Termination Date : the earlier of 30 June 2013 and the first business day on which the Loan has been repaid or prepaid.

        Uplift : means the additional  amount payable to the Lender under clause
        3.3 of the Brewing Agreement which is calculated by deducting the price payable to the Lender in respect of the Kingfisher Products (as defined in the Brewing Agreement) in accordance with the Brewing Agreement from the price payable in respect of the same following the exercise by the Lender of its rights under the proviso to clause 3.3 thereof.

        USBN Licence : shall have the meaning given to it in the Brewing Agreement.

        UBI  Licence  :  shall  have  the  meaning  given  to it in the  Brewing
        Agreement.

        VAT : value added tax or any similar tax substituted therefor.

1.2     Interpretation

1.2.1   Any reference in this Agreement to:-

        (a) the "Lender" shall be construed so as to include its successors and assigns;

        (b) this "Agreement" or to any other agreement or document shall, unless the context otherwise requires, be construed as a reference to this Agreement or such other agreement or document as the same may from time to time be amended, varied, supplemented, novated or replaced and shall include any document which is supplemental to, is expressed to be collateral with, or is entered into pursuant to or in accordance with, the terms of this Agreement or, as the case may be, such other agreement or document;

        (c) the "assets" of any person shall be construed as a reference to all or any part of its business, operations, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;


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        (d)     a "business  day" is a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in London;

        (e) an "encumbrance" shall be construed as a reference to a mortgage, charge, assignment by way of security, pledge, lien, hypothecation, right of set-off, reservation of title arrangement, preferential right (save as arising under the general law for the protection of certain classes of creditors) or any trust, flawed asset or other arrangement for the purpose of and having a similar effect to the granting of security, or other security interest of any kind;

        (f) "indebtedness" shall be construed as a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

        (g) a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month;

        (h) a "person" shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        (i) a "regulation" shall be construed so as to include any regulation, rule, official directive, requirement, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (j) "sterling" and "(pound)" denotes the lawful currency of the United Kingdom;

        (k) an "unpaid sum" is a reference to an unpaid sum as that term is defined in Clause 11.1;

        (l) the "winding-up", "dissolution", "administration", "receivership" or "bankruptcy" of a person and references to the "liquidator", "administrator", "receiver", "administrative receiver", "receiver and manager", "manager" or "trustee" of a person shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, insolvency representatives or officers under the law of the jurisdiction in which such person or, as the case may be, insolvency representatives or




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                officers is incorporated  or constituted or of any  jurisdiction in which such person or, as the case may be, insolvency representatives or officers, carries on business.

1.2.2 In construing this Agreement, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.2.3 The headings in this Agreement are for convenience only and shall not affect its meaning and references to a Clause, Schedule or paragraph are (unless otherwise stated) to a Clause of, or Schedule to, this Agreement and to a paragraph of the relevant Schedule.

1.2.4 This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

1.2.5 Save where the context otherwise requires, the plural of any term includes the singular and vice versa.

2.      THE FACILITY

2.1     Amount

        The Lender grants to the Borrower, upon the terms and subject to the conditions of this Agreement, a loan facility in an aggregate amount of (pound)600,000.

2.2     Purpose

        The Facility is intended for general corporate purposes and accordingly the Borrower shall apply all amounts raised by it under this Agreement in or towards satisfaction of its general corporate financing requirements provided that the Lender shall not be obliged to concern itself with the application of amounts raised by the Borrower under this Agreement.

2.3     Continuing Obligations

        The obligations of the Borrower under or in respect of Clauses 12 and 15 shall continue even after the Loan has been repaid or prepaid.

3.      CONDITIONS PRECEDENT

        Save as the Lender may otherwise agree, the Lender shall be under no obligation to make the Advance under this Agreement unless it has received, in form and substance satisfactory to it, certified copies of the following duly executed documents:-


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        3.1     a supplemental  agreement to a licence agreement dated 9 October
                1998 between United Breweries Limited and United Breweries International (UK) Limited;

        3.2 a supplemental agreement to a distribution agreement dated 9 October 1998 between United Breweries International (UK) Limited and the Borrower;

        3.3     a supplemental agreement to the Brewing Agreement; and

        3.4 a letter amending the provisions of a letter dated 9 October 1998 from United Breweries Limited to the Lender.

4.      UTILISATION OF THE FACILITY

4.1     Conditions of Utilisation

        Save  as  otherwise   provided  in  this   Agreement,   one  Advance  of
        (pound)600,000 will be made by the Lender to the Borrower on its request if:-

        4.1.1 not more than ten nor less than two business days before the proposed date for the making of the Advance, the Lender has received from the Borrower a Drawdown Notice in respect of the Advance, receipt of which shall oblige the Borrower to borrow the Advance so requested on the date specified in such Drawdown Notice upon the terms and subject to the conditions contained in this Agreement;

        4.1.2 the proposed date for the making of the Advance is a business day which is or which precedes the Final Drawdown Date; and

        4.1.3 either (i) no Default has occurred or would occur if the Advance was made and the representations set out in Clause 8 to be repeated on that date are true on and as of the proposed date for the making of the Advance or (ii) the Lender has agreed (notwithstanding any such matter) to make the Advance.

4.2     Termination Date

        If it has not already been repaid or prepaid, the Loan and all sums payable hereunder shall be repaid or paid (as the case may be) at close of business in London on the Termination Date.


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5.      INTEREST AND INTEREST PERIODS

5.1     Duration

        The period for which the Advance is outstanding shall be divided into successive periods (each an "Interest Period") each of which (other than the first Interest Period which shall begin on the date of the Advance) shall start on the last day of the preceding Interest Period for such Advance. The duration of each Interest Period (other than the first Interest Period which shall end on the 30 June immediately following the date of the Advance) shall be twelve (12) months.

5.2     Date of Payment of Interest

        On the last day of each Interest Period, the Borrower shall pay accrued interest on the Advance.

5.3     Rate of Interest

        The rate of interest applicable to the Advance from time to time during each Interest Period relating to the Advance shall be five per centum (5%) per annum.

5.4     Calculation of Interest

        Interest shall accrue at the rate specified in Clause 5.3 on the amount of the Advance outstanding from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

6.      REPAYMENT

        The Borrower shall repay the Loan in ten (10) equal instalments of (pound)60,000 each, one instalment falling due and payable on each Repayment Date, the first such instalment to be paid on the First Repayment Date.

7.      PREPAYMENT

7.1     Prepayment

        The Borrower may, if it has given to the Lender not less than thirty days' prior notice to that effect, prepay at any time without premium or penalty the whole or any part of the Advance (being an amount or integral multiple of (pound)60,000).

7.2     Effect of Prepayments

        Any prepayment made pursuant to Clause 7.1 shall be applied in or towards satisfying the Borrower's obligations under Clause 6, and each such prepayment shall be applied in the inverse order of maturity of the Borrower's obligations under Clause 6.


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

7.3     Notices Irrevocable

        Any notice of prepayment given by the Borrower pursuant to Clause 7.1 shall be irrevocable, shall specify the date upon which prepayment is to be made and the amount of prepayment and shall oblige the Borrower to make such prepayment on such date.

7.4     No Reborrowings

        The Borrower shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid or prepaid.

8.      REPRESENTATIONS AND WARRANTIES

8.1     Representations and Warranties

        The Borrower represents and warrants that:-

        8.1.1 Powers and authority : it has full power and authority to enter into and perform this Agreement and any other document to be entered into by it pursuant to this Agreement and has taken all necessary corporate or other action to authorise the execution, delivery and performance of this Agreement and each such other document;

        8.1.2 Non-Violation : the execution by it of this Agreement and the exercise by it of its rights and performance of or compliance with its obligations under this Agreement do not and will not
                (a) violate (i) any law or regulation to which it or any of its assets is subject or (ii) any agreement (including but not limited to any agreement creating or evidencing the creation of any indebtedness or any encumbrance) to which it is a party or which is binding on it or its assets or (b) conflict with its constitutional documents and in particular will not cause any limit (whether imposed by an agreement which is binding on it or by its constitutional documents or otherwise) on the borrowing or other powers of the Borrower or the exercise of such powers by its board of directors to be exceeded;

        8.1.3 Obligations binding : its obligations under this Agreement are legal, valid and binding; and

        8.1.4 Winding-up : neither the Borrower nor the Parent has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower's knowledge and belief) threatened against the Borrower or the Parent for its winding-up, dissolution or re-organisation or for the appointment or a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets.


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

8.2     Repetition

        Each of the representations and warranties in Clause 8.1 will be correct and complied with on the date on which the Advance is requested or to be made and on the last day of each Interest Period as if repeated then by reference to the then existing circumstances.

9.      COVENANTS

9.1     Duration

        The undertakings in this Clause 9 shall remain in force from and after the date of this Agreement and so long as any amount is outstanding under this Agreement.

9.2     Positive Covenants

        The Borrower undertakes that:-

        9.2.1 Consents : it will obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required by all applicable laws and regulations to enable it lawfully to enter into, perform and comply with its obligations under this Agreement and any document to be entered into pursuant to this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each such document in England and Wales;

        9.2.2 Notification of Defaults : it will promptly inform the Lender of the occurrence of any Default and, upon receipt of a written request to that effect from the Lender, confirm to the Lender that, save as previously notified to it or as notified in such confirmation, no Default has occurred; and

        9.2.3 Pari passu ranking : it will ensure that its obligations under this Agreement do and will at all times rank at least equally and rateably in all respects with all its other unsecured and unsubordinated obligations save for those obligations mandatorily preferred by any applicable law.

10.     NON PAYMENT

10.1 If, at any time (and on each occasion), and for any reason (and whether within or beyond the control of any party to this Agreement) the Borrower does not pay any sum (each a "Default Sum") due from it under this Agreement at the time and in the manner specified in this Agreement, then at any time thereafter the Lender may by written notice to the Borrower exercise its rights pursuant to clause 3.3 of the Brewing Agreement in which case such Default Sum shall be deemed to be reduced by the amount of each Uplift actually received by the Lender under clause 3.3 of the Brewing Agreement on the date of receipt of the same by the Lender.


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10.2    Upon the Lender becoming entitled to exercise its rights to an Uplift as set out in Clause 10.1, the Borrower shall not be liable for default interest under Clause 12.1 on the Default Sum, unless and until such Default Sum becomes due and payable in accordance with Clause 10.3.

10.3 If, on the 30th June immediately following the Lender becoming entitled to exercise its rights under Clause 10.1, a Default Sum has not been reduced to zero, the Borrower shall forthwith pay the balance of such Default Sum to the Lender.

11.     DEFAULT

11.1    Events of Default

        Each of the events set out below is an Event of Default:-

        11.1.1 Non-Payment of Default Sum : The Borrower does not pay any monies due from it under Clause 10.3 at the time specified in that Clause and in the manner specified in this Agreement;

        11.1.2 Breach of representation or warranty : Any representation or warranty made or deemed to be repeated by the Borrower in this Agreement or in any document delivered pursuant to it is not complied with or is or proves to have been incorrect or misleading when made or deemed to be repeated and (if capable of remedy) is not remedied within 10 days after the Lender has notified the Borrower thereof.

        11.1.3 Breach of undertaking : The Borrower fails duly to perform or comply with any obligation expressed to be assumed by it in Clause 2.2 or 9 and (if capable of remedy) is not remedied within 10 days after the Lender has notified the Borrower thereof.

        11.1.4 Breach of other obligation : The Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement and such failure (if capable of remedy) is not remedied within 10 days after the Lender has notified the Borrower of default.

        11.1.5 Cross-default : The Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in the Brewing Agreement and such failure (if capable of remedy) is not remedied within 10 days after the Lender has notified the Borrower of default.

        11.1.6 Termination of Brewing Agreement : The Brewing Agreement is (i) terminated in accordance with its terms, or (ii) terminated or purported to be terminated by the Borrower and/or the Parent for any reason whatsoever, save in each case in circumstances where the termination of the Brewing


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                Agreement  occurs as a result of the entry into of an equivalent brewing agreement in accordance with the terms of the Brewing Agreement.

        11.1.7 Termination of the USBN Licence or the UBI Licence: Either the USBN Licence or the UBI Licence is terminated otherwise than in accordance with its terms except with the prior written consent of the Lender.

        11.1.8 Insolvency : Either the Borrower or the Parent is unable to pay its debts as they fall due (or, in the reasonable opinion of the Lender, is or could be deemed by law or by a court to be unable to pay its debts), stops, suspends or threatens to stop or suspend payment of all or any part of its indebtedness or commences negotiations with any one or more of its creditors with a view to the general readjustment or re-scheduling of all or any part of its indebtedness or makes a general assignment for the benefit of, or composition with, its creditors or a moratorium is agreed or declared in respect of, or affecting, all or any part of its indebtedness.

        11.1.9 Enforcement proceedings : A distress, attachment, execution, diligence or other legal process is levied, enforced or sued out on or against all or any part of the assets of the Borrower and is not discharged or stayed within 10 days.

        11.1.10 Winding-up : The Borrower or the Parent takes any corporate action or other steps are taken or legal or other proceedings are started for its winding-up, dissolution or re-organisation other than for the purposes of a bona fide, solvent scheme of reconstruction or amalgamation previously approved in writing by the Lender or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets.

        11.1.11 Encumbrance enforceable : Any encumbrance on or over the assets of the Borrower becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar person) is taken to enforce that encumbrance.

        11.1.12 Cessation of business : The Borrower ceases to carry on the business it carries on today or enters into any unrelated business.

        11.1.13 Illegality : It is or will become unlawful for the Borrower to perform or comply with any of its obligations under this Agreement, or any such obligation is not or ceases to be legal, valid and binding.

        11.1.14 Repudiation : The Borrower  repudiates,  or does or causes to be
                done  anything   evidencing  an  intention  to  repudiate   this
                Agreement.


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

11.2    Acceleration

        If at any time and for any reason (and whether within or beyond the control of any party to this Agreement) any Event of Default has occurred, then at any time thereafter, whether or not any Event of Default is continuing, the Lender may by written notice to the Borrower:-

        11.2.1 declare the Facility to be cancelled whereupon it shall be so cancelled and the Commitment shall be reduced to zero; and/or

        11.2.2 declare the Loan, all unpaid accrued interest or fees and any other sum then payable under this Agreement to be due and payable on demand or on such date as it may specify in such notice, whereupon it shall become so due and payable on demand or on such date (as the case may be) together with all such accrued interest and any other sums then owed by the Borrower under this Agreement.

12.     DEFAULT INTEREST

12.1    Interest on Unpaid Sums

        Subject to Clause 10.2, if the Borrower does not pay any sum payable by it under this Agreement on its due date in accordance with the provisions of Clause 6 or if any sum due and payable by the Borrower under any judgment of any court in connection with this Agreement is not paid on the date of such judgment, it shall pay interest on the balance for the time being outstanding (both before and after judgment) (such balance being referred to in this Agreement as the "unpaid sum") for the period beginning on such due date or, as the case may be, the date of such judgment, at the rate of two per cent (2%) per annum above the rate of interest specified in Clause 5.3 as the Lender shall (acting reasonably) determine in good faith.

12.2    Payment and Compounding of Default Interest

        Any interest which shall have accrued due under Clause 12.1 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower on such date as the Lender may specify by written notice to the Borrower. If not paid on the due date, the interest shall be added to and form part of the unpaid sum on which interest shall accrue and be payable in accordance with the provisions of this Clause 12.

13.     CURRENCY OF ACCOUNT

        Sterling is the currency of account and payment for all sums at any time due from the Borrower under or in connection with this Agreement (including damages).

14.     PAYMENTS

14.1    No Set-Off or Counterclaim

        All payments made by the Borrower under this Agreement shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

14.2    Euro

        In the event that:-

        14.2.1 any currency in which any of the obligations under this Agreement is denominated from time to time is changed or replaced at any time after the date of this Agreement (whether as a result of the introduction of, changeover to or operation of a single or unified European currency or otherwise); and/or

        14.2.2 any price source of the Euro or the national currency of any European Union member state disappears or is replaced; and/or

        14.2.3 any market conventions relating to the fixing and/or calculation of interest are changed or replaced,

        or any provision, arrangement or proposal is made for any such event to occur, then in each such case this Agreement will be amended to the extent the Lender (acting reasonably) considers necessary or desirable to reflect that event, provision, arrangement or proposal and so as to preserve, insofar as possible, the commercial effect of this Agreement prior to that event, provision, arrangement or proposal. Where any such event, provision, arrangement or proposal enables any obligation under this Agreement to be discharged by payment in any one of a number of different currencies, the relevant obligation shall be discharged by payment in the currency (being one of that number) designated by the Lender.

14.3    Tax

        All payments to be made by the Borrower to the Lender under this Agreement shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required by law to make such a payment subject to the deduction or withholding of tax. If the Borrower makes any payment under this Agreement in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender within thirty days after it has made such payment to the applicable authority an original receipt or other appropriate evidence issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

15.     ENFORCEMENT COSTS AND EXPENSES

        The Borrower shall, from time to time on demand of the Lender, reimburse the Lender for all costs and expenses (including legal fees) together with VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Lender under this Agreement.

16.     EVIDENCE OF DEBT

        A certificate issued by the Lender (acting reasonably) as to any sum payable to it under this Agreement shall, in the absence of manifest error, be conclusive for the purposes of this Agreement and prima facie evidence in any legal action or proceedings arising out of or in connection with this Agreement.

17.     ASSIGNMENTS

17.1    Benefit of Agreement

        This Agreement shall be binding upon and enure to the benefit of each of the Borrower and the Lender and each of their respective successors and assigns. The Borrower shall not be entitled to assign all or any of its rights or obligations under this Agreement but the Lender may at any time with the prior consent of the Borrower (not to be unreasonably withheld or delayed) assign all or any of its rights under this Agreement to any other party.

17.2    Disclosure of Information

        The parties shall each prior to and after the Termination Date keep strictly confidential the existence and terms of this Agreement until such time as such information comes into the public domain through no fault of the party disclosing it PROVIDED THAT the obligations imposed by this Clause 17.2 shall not prevent either party disclosing such information to:-

        17.2.1 any bank or other financial institution which provides, or with which a party is in negotiations for the provision of, banking facilities;

        17.2.2 its professional advisers (including without limitation its accountants, lawyers and financial advisers);

        17.2.3  its auditors;

        17.2.4 any person to whom it is required to disclose such information by any law, regulatory requirement or regulatory authority; and

        17.2.5 any other person with the consent of the other party to this Agreement (such consent not to be unreasonably withheld or delayed).

18.     WAIVERS AND REMEDIES

        No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of such right or remedy or the exercise of any right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

19.     NOTICES AND SERVICE OF PROCEEDINGS

19.1    General

        Any demand, notice or other communication or document (a "Notice") to be made or delivered under this Agreement shall be made or delivered by in writing signed by or on behalf of the party giving it and shall be irrevocable without the written consent of the parties on whom it is served. Each Notice to be made on or delivered to any party to this Agreement may (unless that other person has by 15 days' written notice to the other specified another address or fax number) be made or delivered to that other person at its registered office or the address or fax number (if any) set out under its name at the end of this Agreement.

19.2    Mode of Service

        Service of any Notice to be made or delivered under this Agreement may be made:-

        19.2.1 by leaving it at the address for service referred to in Clause 19.1;

        19.2.2 by sending it by pre-paid first class letter (or by airmail if to or from an address outside the United Kingdom) through the post to the address for service referred to in Clause 19.1; or

        19.2.3 by fax to the fax number of the recipient and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

19.3    Deemed Service

        Any Notice from the Borrower shall be irrevocable and shall not be effective until its actual receipt by the Lender. Any other Notice shall be served or treated as served at the following times:-

        19.3.1 in the case of service personally or in accordance with Clause 19.2.1, at the time of such service;

        19.3.2 in the case of service by post, at 9.00 a.m. on the business day next following the day on which it was posted or, in the case of service to or from an address outside the United Kingdom, at 9.00 a.m. on the fourth business day following the day on which it was posted; and

        19.3.3 in the case of service by fax, if sent before 9.00 a.m. on a business day, at 11.00 a.m. on the same day, if sent between
                9.00 a.m. and 5.30 p.m. on the same business day, two hours after the time of such service or, if sent after 5.30 p.m. on a business day or on a day other than a business day, at 9.00 a.m. on the next following business day.

19.4    Proof of Service

        In proving service of any demand, notice, communication or other document served:-

19.4.1 by post, it shall be sufficient to prove that such demand, notice, communication or other document was correctly addressed, full postage paid and posted; and

        19.4.2 by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.

20.     LAW AND JURISDICTION

20.1    Governing Law

        This Agreement shall be governed by, and construed in accordance with, English law.

20.2    Jurisdiction

        The parties irrevocably submit for the exclusive benefit of the Lender to the non-exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement.

        AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                    SCHEDULE

                                 DRAWDOWN NOTICE

From:   UBSN Limited
        75 Westow Hill
        Crystal Palace
        London SE19 1TX
        England

To:     Shepherd Neame Limited
        17 Court Street
        Faversham
        Kent ME13 7AX
        England
                                                                          o 2001

Dear Sirs,

1. We refer to the agreement (as from time to time amended, varied, supplemented, novated or replaced, the "Loan Agreement") dated [ ] 2001 and made between UBSN Limited as Borrower and Shepherd Neame Limited as Lender. Terms defined in the Loan Agreement have the same meanings in this notice.

2. We hereby give you irrevocable and unconditional notice that, pursuant to the Loan Agreement and on [date of proposed Advance], we wish to borrow an Advance in the amount of (pound)600,000 upon the terms and subject to the conditions contained in the Loan Agreement.

3. We confirm that, as at today's date, the representations and warranties set out in Clause 8 of the Loan Agreement are true and that no Default has occurred or is foreseen.

Yours faithfully,


...................................
for and on behalf of
UBSN Limited

THE BORROWER

SIGNED for and on behalf of         )
UBSN LIMITED                        )
by:-                                )


Address:         75 Westow Hill
                 Crystal Palace
                 London SE19 1TX


Fax:             01795 538696
Attention:       Any Director




THE LENDER

SIGNED for and on behalf of         )
SHEPHERD NEAME LIMITED              )
by:-                                )


Address:         17 Court Street
                 Faversham
                 Kent ME13 7AX



Fax:             01795 538907
Attention:       The Company Secretary